MCF Corporation Announces Financial Results for the
Quarter Ended September 30, 2006

SAN FRANCISCO - November 7, 2006 - MCF Corporation (AMEX: MEM) today announced total revenue of $7.6 million and a net loss of $5.1 million for the third quarter, which was largely attributed to a decrease in investment banking revenue, increased compensation and benefits expense due in part to the non-cash expensing of stock options in connection with the adoption of SFAS 123(R), and from declines in the mark-to-fair market value of positions in the proprietary trading account.

Third Quarter Financial Highlights

-	Total revenue was $7.6 million; a 16 percent decrease from the third quarter 2005

-	Commission revenue was $6.7 million; 4 percent lower than third quarter 2005

-	Investment banking revenue was $1.8 million; a 63 percent increase from third quarter 2005

-	Net loss of $0.07 per diluted share; vs. net loss of $0.02 per share in third quarter 2005

“Our total revenue during the quarter was impacted by the decline in the number of investment banking transactions we were able to close,” said Jon Merriman, chairman and chief executive officer of MCF Corporation.  “On a year-over-year basis, however, investment banking revenue actually increased by nearly 20 percent -- indicative of some of the progress we are making in this area. The net loss for the year reflects the unpredictability of revenue that is inherent in the investment banking business for a company our size. This highlights the need for us to develop other sources of recurring revenue such as those that will be generated from our offering of primary research to life sciences companies and health care investors through our planned acquisition of MedPanel, Inc. This acquisition will have an immediate, significant impact to our revenue line, and I am very excited to work with the MedPanel team to attack the very large opportunity their markets represent.”

“MedPanel will help us deliver intelligent, insightful client-driven research to institutions, which has been a key strategy for MCF Corporation since we established our business model nearly five years ago,” said Greg Curhan, executive vice president of MCF Corporation. “I have experienced firsthand how MedPanel’s products can add value to institutional investors, as we used their platform to help us with our investment decision process in MCF Asset Management. We have built a great team of five investment professionals in MCF Asset Management, and are now well positioned to grow the asset base. My role at the firm will now evolve to selling the three most strategic, highest margin products across the various subsidiaries of MCF Corporation namely, marketing primary research; winning investment banking mandates; and raising assets for the MCF Asset Management team.”

Other Highlights

Merriman Curhan Ford & Co.

-	Hired a team of four experienced traders in early November to further grow and penetrate the institutional account base

-	Expanded its equity research coverage to 196 companies

-	Capital Access Group worked on three mandates from clients to raise funds on their behalf

-
Hired Thomas C. Knight, formerly of Credence Systems Corporation, as senior vice president of business development and treasurer of Institutional Cash Distributors (ICD), a division of Merriman Curhan Ford & Co.

-
Held its third annual Investor Summit at the Mark Hopkins Hotel in San Francisco on September 18-20, 2006 which showcased CEOs and senior executives from nearly 160 fast-growing public and private companies; 1,100 institutional investors attended the conference

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Equity research analyst, Erin Moloney, topped Starmine’s rankings for the specialty retail industry with an industry excess return of 65 percent for the October 1, 2005 through September 30, 2006 period

Conference Call for the Third Quarter 2006 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s third quarter 2006 results and the MedPanel, Inc. acquisition with investors and financial analysts on Tuesday, November 7, 2006 at 1:30 PM (Pacific Standard Time). Interested listeners and participants may access the live conference call by dialing (800) 967-7140 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and wealth management through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on November 7, 2006. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

* * *
At the Company:
John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@merrimanco.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenue:
Commissions	$6,700,416	$6,943,963	$23,344,124	$20,265,658
Principal transactions	(1,148,313)	838,504	(1,480,963)	315,770
Investment banking	1,839,288	1,130,351	11,750,176	9,839,450
Other	242,010	200,382	873,424	456,595

Total revenue	7,633,401	9,113,200	34,486,761	30,877,473

Operating expenses:
Compensation and benefits	8,716,833	6,761,813	30,542,987	23,130,359
Brokerage and clearing fees	598,644	688,320	1,987,504	1,775,597
Professional services	576,060	502,093	1,884,345	1,248,923
Occupancy and equipment	436,769	426,109	1,268,917	1,159,307
Communications and technology	802,777	496,285	2,137,892	1,362,638
Depreciation and amortization	171,916	132,606	508,851	367,718
Travel and entertainment	623,587	427,274	2,005,242	1,211,686
Other	1,069,601	1,184,191	1,632,265	2,320,431

Total operating expenses	12,996,187	10,618,691	41,968,003	32,576,659

Operating loss	(5,362,786)	(1,505,491)	(7,481,242)	(1,699,186)
Interest income	118,840	115,316	370,684	305,407
Interest expense	134,895	(15,755)	(408,036)	(49,468)

Loss before income taxes	(5,109,051)	(1,405,930)	(7,518,594)	(1,443,247)
Income tax (expense) benefit	--	(86,814)	--	(127,408)

Net loss	$(5,109,051)	(1,492,744)	(7,518,594)	(1,570,655)

Earnings (loss) per share:
Basic	$(0.07)	$(0.02)	$(0.11)	$(0.02)
Diluted	$(0.07)	$(0.02)	$(0.11)	$(0.02)

Weighted average common shares outstanding:
Basic	71,063,452	66,905,944	69,346,704	66,226,377
Diluted	71,063,452	66,905,944	69,346,704	66,226,377

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$10,129,541	$11,138,923
Cash restricted for fund investment (Note 1)	6,300,944	--
Securities owned:
Marketable, at fair value	10,209,824	8,627,543
Not readily marketable, at estimated fair value	1,862,172	1,065,743
Restricted cash	628,181	627,606
Due from clearing broker	586,933	973,138
Accounts receivable, net	727,410	2,073,195
Equipment and fixtures, net	1,244,166	1,378,235
Intangible assets	418,800	394,456
Prepaid expenses and other assets	1,931,336	1,415,574
Total assets	$34,039,307	$27,694,413
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Accounts payable	$1,181,017	$901,138
Commissions and bonus payable	3,020,997	4,735,892
Accrued liabilities	2,078,518	2,201,499
Due to clearing and other brokers	19,268	118,798
Securities sold, not yet purchased	1,809,258	41,579
Capital lease obligation	608,272	883,993
Convertible notes payable and participation interest obligation, net	6,712,559	176,741
Notes payable	162,221	231,772
Total liabilities	15,592,110	9,291,412
Commitments and contingencies
Minority interest	2,188,050	--
Stockholders' equity:
Preferred stock, Series A--$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively; aggregate liquidation preference of $0	--	--
Preferred stock, Series B--$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of September 30, 2006 and December 31, 2005; aggregate liquidation preference of $0	--	--
Preferred stock, Series C--$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of September 30, 2006 and December 31, 2005; aggregate liquidation preference of $0	--	--
Common stock, $0.0001 par value; 300,000,000 shares authorized; 74,212,747 and 71,467,118 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	7,421	7,147
Additional paid-in capital	113,952,794	111,725,167
Deferred compensation	--	(3,146,839)
Accumulated deficit	(97,701,068)	(90,182,474)
Total stockholders' equity	16,259,147	18,403,001
Total liabilities, minority interest and stockholders' equity	$34,039,307	$27,694,413